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                                                                      Exhibit 99

                                DBS HOLDINGS INC.
                                 (the "Company")



May 22, 2001                                       Trading Symbol: OTCBB: DBSH


                              N E W S   R E L E A S E
                              -----------------------

                          APPOINTMENT OF NEW MANAGEMENT


Further to the Company's news release of May 15, 2001, the Company announces that pursuant to the Closing Agreement between the Company and M-I Vascular Innovations Inc. ("M-I") and by resolution of the board of May 15, 2001, Dr. Andre Boulet, Dr. Wilf Jeffries, Alan Lindsay, and Stephen Walters have been nominated for the board of the Company, to take office effective 10 days after filing and distribution to shareholders of the notice required by ss.14(f) of the 1933 Act, and have been made officers of the Company effective immediately. Stephen Walters has been appointed as President of the Company; Mr. Lindsay, Drs. Boulet & Jeffries have been appointed Vice Presidents of the Company and John Pierce and Peter Jensen have also been appointed, respectively, a Vice-President and Secretary of the Company to manage the business of the Company during the transition to the new nominated board.


                                       DBS HOLDINGS INC.


                                       Per: /s/ Stephen Walters
                                            -------------------
                                            Stephen Walters
                                            President/Director

Information Contact: Dan Byrne
(888) 998-8886

THIS NEWS RELEASE HAS BEEN PREPARED BY MANAGEMENT OF THE COMPANY WHO TAKE FULL RESPONSIBILITY FOR ITS CONTENTS. THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN. THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.